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                                   EXHIBIT 23b

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Brunswick Technologies, Inc. on Form S-8 of our report dated February 28, 1997, on our audits of the consolidated financial statements of Brunswick Technologies, Inc. as of December 31, 1996 and 1995, and for the years then ended, which report appears in the Company's Annual Report on Form 10-K.

                                  /s/ Coopers & Lybrand L.L.P.
Portland, Maine
March 11, 1998.